EXHIBIT 32

    CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND ACTING CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Michael A. Grollman, Chairman of the Board of Directors, Chief Executive Officer and Acting Chief Financial Officer of National Scientific Corporation (the "Company"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004 (the "Report"). The undersigned hereby certifies that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the 18th day of March, 2005.


/s/ Michael A. Grollman
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Michael A. Grollman
Chairman, Chief Executive Officer,
and Acting Chief Financial Officer